UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported):
June 30, 2017

Gardner Denver Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38095	46-2393770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 East Erie Street
Suite 500
Milwaukee, Wisconsin 53202
(414) 212-4700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐  Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐  Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

Item 1.01	Entry into a Material Agreement

On June 30, 2017, Gardner Denver Holdings, Inc. (NYSE: GDI), through its wholly owned subsidiaries Gardner Denver Finance II LLC, as Borrower, and Gardner Denver, Inc., as Servicer, entered into a First Amendment to the Receivables Financing Agreement, dated as of June 30, 2017 (the “Amendment”), amending the existing Receivables Financing Agreement dated as of May 17, 2016 with PNC Bank, National Association, as Lender, LC Participant, LC Bank and Administrative Agent (the “Receivables Facility”).

The Amendment increases the Receivables Facility borrowing capacity by $50.0 million (from $75.0 million to $125.0 million) and provides for an uncommitted accordion that, if committed and supported by growth in the applicable collateral base, would allow for up to an additional $75.0 million of borrowing capacity (up to $200.0 million). Further, the Amendment extends the maturity date of the Receivables Facility by one year, to June 30, 2020.

Item2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item9.01	Financial Statements and Exhibits.

(d)            Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Gardner Denver Holdings, Inc.

Date: June 30, 2017	By:	/s/ Andrew Schiesl
	Name:	Andrew Schiesl
	Title:	Vice President, General Counsel, Chief Compliance Officer and Secretary

EXHIBIT INDEX

99.1            First Amendment to the Receivables Financing Agreement, dated as of June 30, 2017